EXHIBIT 99.1

For immediate release.	Contact:	Mark Williams
913.307.1000

Mediware Reports Fiscal 2008 Results

Company expects growth programs to deliver record revenue in fiscal year 2009. Conference call scheduled for Today, September 3rd at 10:00 a.m. EDT, 9:00 a.m. CDT

LENEXA, KS SEPT. 3 -- Mediware Information Systems, Inc. (Nasdaq: MEDW) reported total revenue for the fiscal year ended June 30, 2008 of $39.4 million compared to $41.2 million for fiscal 2007.  During the year Mediware completed the transition from its product sunset program and effectively positioned the company with growth programs including new product launches and market expansion programs.

Commenting on the year, Mediware’s President and Chief Executive Officer Kelly Mann said: “While it would be ideal to see record revenue every year, I’m pleased with our progress in fiscal 2008. I feel that we have established the platform for continued growth and I expect these programs to contribute to record reported revenue for the company in fiscal 2009.”

Mann continues: “In 2008 we launched new products and completed the strategic acquisition of Integrated Marketing Solutions (IMS). This acquisition expands our blood center product footprint and rounds out our ClosedLoop™ strategy for blood management. I believe we will begin to see the return on these investments in fiscal 2009.”

Revenue in fiscal 2008 marks the second highest revenue year in company history, following only fiscal 2007 when the Company recorded record revenue largely on increased sales associated with the sunset of its two legacy blood bank products and the migration of clients to the Company’s new blood management platform, HCLL Transfusion. The slight reduction in fiscal 2008 was not unexpected as the company reset pipelines with new growth initiatives, realigned business strategies and launched new products to drive increased revenue in fiscal 2009 and beyond. Net income for the fiscal year 2008 was $728,000, or 9 cents per fully diluted share.

Key business highlights for the year just ended include:
▪	Record free cash flow of $8.8 million (excluding the IMS acquisition), a 130% improvement over the prior year;
▪	Continued strength in the Company’s balance sheet with more than $22 million in cash and no debt;
▪	Completed the $5.5 million acquisition of Integrated Marketing Solutions;
▪	Invested $3.3 million in a stock repurchase program;
▪	Realized more than $1.2 million in savings as a result of the operational restructuring;
▪	Signed new customers for each of the new products, including BiologiCare, Mediware BCT and BloodSafe;
▪	Aligned sales and marketing process focusing on growth programs; and
▪	Transitioned to new CEO, Kelly Mann.

Mann continues: “Despite investing in excess of $10 million on strategic initiatives including new products, the IMS acquisition and a stock buy back program, our cash position is close to where we were this time last year. We intend to leverage our strong balance sheet to aggressively pursue strategic business development opportunities for growth.”

Growth strategies fueling Mediware’s future performance include:
•	BiologiCare™, software to manage bone and tissues used in surgical transplants;
•	Mediware Blood Center Technologies (BCT), which provides blood centers an integrated software suite including LifeTrak® and the products acquired with IMS;
•	Strategic expansion of JAC product offerings through e-prescribing and a distribution agreement with MDG Medical; and
•	MediREC™, a software system that meets new medication management regulations; and
•	BloodSafe™, a secure blood refrigerator and point of care tools with a one year ROI.

The company also released a major upgrade to our Medication Management products positioning the company to benefit from increased service revenues and launched a strategic focus on Medication Management solutions for behavioral health hospitals.

Earnings for the year were impacted by a change in the Company’s revenue mix to include a higher percentage of services revenue resulting from the increased installation activity of systems sold as part of the sunset program.

A conference call to discuss fiscal year 2008 results and future plans is scheduled for today, Wednesday, September 3, 2008 at 10:00 am Eastern Daylight Time, 9:00 am Central Daylight Time. To participate in the teleconference, please call toll-free 888-869-1189 (direct dial 706-643-5902) five minutes before the scheduled start in order to register for the call. The conference ID is 55600077. You may also register in advance of the call online by going to: http://www.directeventreg.com/registration/event/55600077.

A replay of the call will be available after the call’s completion for 5 days at 800-642-1687 (direct dial 706-645-9291).  The conference ID is 55600077.  After 5 days, the replay will be available on the company’s web site: www.mediware.com.

Fiscal 2008 and 2007
Quarterly Earnings Operating Statement Highlights
(in thousands):

	Quarter Ended June 30,
	2008	2007

Total Revenue	$10,195	$10,398
Gross Profit	$6,949	$7,396
Net Earnings	$286	$425
Earnings Per Share - Diluted	$0.04	$0.05

Fiscal 2008 and 2007
Annual Operating Statement Highlights
(in thousands):

	Year Ended June 30,
	2008	2007

System Sales	$11,612	$15,803
Services	$27,825	$25,389
Total Revenue	$39,437	$41,192
Operating Expenses	$38,961	$38,720
Operating Income	$476	$2,472
Net Earnings	$728	$2,326
Earnings Per Share - Basic	$0.09	$0.29
Earnings Per Share- Diluted	$0.09	$0.28

Fiscal 2008 and 2007 Condensed Balance Sheet Highlights
(in thousands):

	As of the Period Ended June 30,
	2008	2007

Cash and Cash Equivalents	$22,741	$22,789
Working Capital	$18,995	$24,334
Stockholders’ Equity	$39,891	$42,031

Reconciliation of Non-GAAP Financial Information

	Years Ending June 30,
	2008	2007
Adjusted Free Cash Flow [1]
Cash flow provided by operating activities	$13,317,000	$7,968,000
Cash flow used in investing activities	$(10,039,000)	$(4,748,000)
Free cash flow	$3,278,000	$3,220,000
Add: Acquisition of business	$5,524,000	-
Free cash flow, as adjusted	$8,802,000	$3,220,000

Note 1:
The presentation of Adjusted Free Cash Flow, a Non-GAAP financial measure, is not meant to be considered in isolation, as a  substitute for, or superior to, Generally Accepted Accounting   Principles (GAAP) results and investors should be aware that non-GAAP  measures have inherent limitations and should be read only in  conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Adjusted Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company believes that Adjusted Free Cash Flow can help investors to better understand and evaluate its ongoing operating results and related cash flows, thus allowing for greater transparency in the review of its overall financial, operational and economic performance.

About Mediware
Mediware delivers powerful software solutions that encapsulate patient care instructions, reinforce patient safety practices and improve efficiencies to lower costs. For blood medication management, Mediware offers specialized solutions proven to improve operational effectiveness and clinical outcomes. Mediware customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world. For more information about Mediware products, and a reconciliation of any non-GAAP financial information, visit www.mediware.com.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2008, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  The Company disclaims any obligation to update its forward-looking statements.